                                                                Exhibit 10.8(ii)

                                MARINA VILLAGE
                            NET OFFICE -TECH LEASE
                            BASIC LEASE INFORMATION
                            -----------------------

DATE:                      June 6, 2000

LANDLORD:                  ALAMEDA REAL ESTATE INVESTMENTS,
                           a California limited partnership

TENANT:                    XENOGEN CORPORATION,
                           a California corporation

                                                                                       Lease Reference
                                                                                       ---------------
PREMISES AND BUILDING:     Approximately 21,297 rentable square feet ("rsf")           Paragraph l
                           located at 2061 Challenger Drive, Suite 100,
                           101 and 103, Alameda, California

TERM COMMENCEMENT:         June 15, 2000                                               Paragraph 2

TERM EXPIRATION:           February 28, 2006                                           Paragraph 2

BASE RENT:                 6/15/00 - 10/31/00  $5,040/month                            Paragraph 3(a)
                           11/1/00 - 2/28/01   $31,936/month
                            3/1/01 - 5/31/01   $42,594/month
                            6/1/01 - 5/31/02   $44,298/month
                            6/1/02 - 5/31/03   $46,002/month
                            6/1/03 - 5/31/04   $47,918/month
                            6/1/04 - 5/31/05   $49,835/month
                            6/1/05 - 2/28/06   $51,752/month

TENANT'S PERCENTAGE        2,880 rsf / 35,348 rsf = 8.15%,                             Paragraph 4(a)
SHARE:                     effective at Lease Commencement

                           15,968 rsf / 35,348 rsf = 45.17%,
                           effective November 1, 2000
                           21,297 rsf / 35,348 rsf = 60.25%,
                           effective March 1, 2001

USE:                       Office, biotechnology/pharmaceutical research and           Paragraph 6
                           development including small live animal storage, and
                           related manufacturing and warehousing

SECURITY DEPOSIT:          $20,000 (See Addendum)                                      Paragraph 15

TENANT'S ADDRESS FOR       860 Atlantic Avenue                                         Paragraph 19
NOTICES:                   Alameda, CA 94501

LANDLORD'S ADDRESS FOR                                                                 Paragraph 19
NOTICES:

Alameda Real Estate Investments                        With a Copy To:
                                                       ---------------
c/o Vintage Properties                                 Marina Village
Attn:  Joseph R. Seiger                                1150 Marina Village Pkwy.
                                                       Suite 100
314 Lytton Avenue, Suite 200                           Alameda, CA 94501
Palo Alto, CA 94301                                    Attn:  Property Manager

EXHIBIT(S) AND ADDENDUM(S):                                                            Paragraph 21

Exhibit A:  Diagram of Premises
Exhibit B:  Tenant Improvements
Exhibit C:  Subordination, Non-Disturbance and Attornment Agreement
Addendum


The provisions of the Lease identified above in the margin are those provisions where references to particular Basic Lease Information appear. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

TENANT:                                                   LANDLORD:
XENOGEN CORPORATION,                                      ALAMEDA REAL ESTATE INVESTMENTS,
a California corporation,                                 a California limited partnership

By:_______________________                                By:  Vintage Alameda Investments, LP
Name: ____________________                                     a California limited partnership
Title: ___________________                                     operating general partner

By:_______________________                                     By:  Vintage Properties - Alameda Commercial,
Name: ____________________                                          a California corporation,
Title: ___________________                                          managing general partner

                                                                    By:_______________________________
                                                                    Title :  President


                                MARINA VILLAGE

                             NET OFFICE-TECH LEASE

                                ---------------

     THIS LEASE, ("Lease") dated as of June 6, 2000, for purposes of reference
                   -----
only, is made and entered into by and between ALAMEDA REAL ESTATE INVESTMENTS, a California limited partnership ("Landlord"), and XENOGEN CORPORATION, a
                                 --------
California corporation ("Tenant").
                         ------

                                   WITNESSETH

     1.   Premises. Landlord hereby leases to Tenant, and Tenant hereby leases
          --------
from Landlord for the term of this Lease and at the rental and upon the conditions set forth below, the premises described in the Basic Lease Information and identified on the diagram attached hereto as Exhibit A (the
                                                             ---------
"Premises") Landlord and Tenant agree that the amount of rentable square feet as
 --------
set forth in the Basic Lease Information or, if such amount is an approximation, the final rentable square feet as determined upon completion of working drawings, shall be binding and conclusive for all purposes of this Lease. Subject to any obligations of Landlord as set forth in an exhibit to this Lease relating to initial improvement of the premises, Tenant shall accept the premises in its "as-is" condition at the commencement of the term. The premises are located within the building (the "Building") commonly known as described in
                                      --------
the Basic Lease Information.

     2.   Term.

               (a) The term of this Lease shall commence and, unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information. If Landlord, for any reason whatsoever, cannot deliver possession of the premises to Tenant at the commencement of the term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, subject to any contrary provisions in any agreement with Landlord related to the initial improvement of the premises, rental shall be waived for the period between commencement of the term and the time when Landlord can deliver possession. If, for any reason beyond Landlord's reasonable control, Landlord is unable to obtain necessary governmental approvals to complete and deliver possession of the premises by August 1, 2000 to Tenant, then Landlord or Tenant may, upon notice to the other third party, terminate this Lease and both parties shall be relieved of any and all obligations hereunder.

               (b) Prior to the commencement of the term, Landlord shall complete the Tenant Improvements to be constructed or installed in the premises pursuant to Exhibit B attached hereto. The Tenant Improvements shall be deemed
            ---------
completed and possession of the premises delivered when Landlord has substantially completed the Tenant Improvements, subject only to the completion of minor items which do not materially impair the usability of the Tenant Improvements by Tenant, and Tenant shall accept the premises upon notice from Landlord that the Tenant Improvements have been so completed.

     3.   Rent.
          ----

               (a) Tenant shall pay to Landlord as rental the amount specified in the Basic Lease Information as the Base Rent, payable in advance on the commencement of the term and on or before the first day of each and every successive calendar month during the term. If the term commences on other than the first day of a calendar month, the first payment of rent shall be appropriately prorated on the basis of a 30-day month. The anniversary date for rental increases as set forth in the Basic Lease Information shall be the first calendar day of the month in which the Lease term commenced. If the last day of the term falls on a date other than the last day of the month, then the term shall be extended so that the last day of the term shall be the last calendar day of the month in which the term would otherwise end.

               (b) Tenant shall pay, as additional rent, all amounts of money required to be paid to Landlord by Tenant under this Lease in addition to monthly rent, whether or not the same be designated "additional rent". If such
                                                     ---------------
amounts are not paid at the time provided in this Lease, they shall nevertheless be a collectable as additional rent with the next installment of monthly rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord.

               (c) Tenant hereby acknowledges that late payment by the Tenant to Landlord of rent and other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the premises. Accordingly, if any installments of rent or any other sums due from Tenant shall not be received by Landlord when due, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder

               (d) Any amount due to Landlord, if not paid when due, shall bear interest from the date due until the date paid at the rate of ten percent (10%) per annum, provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

               (e) All payments due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset in lawful money of the United States of America at Landlord's address for notices hereunder, or to such other person or at such other place as Landlord may from time to time designate in writing to Tenant.

     4.   Taxes and Operating Expenses.
          ----------------------------

               (a) Tenant shall pay its percentage share, as specified in the Basic Lease Information, of all Property Taxes assessed with respect to the Building during the Lease term and its percentage share of all Operating Expenses paid or incurred by Landlord during the Lease term. For the purposes hereof, "Property Taxes" shall mean all real property taxes and assessments or
         -------- -----
governmentally imposed fees or charges (and any tax levied wholly or partly in lieu thereof) levied, assessed, confirmed, imposed or which have become a lien against the Building (which for the purposes of defining "Property Taxes" shall include the land underlying the Building), and "Operating Expenses" shall mean:
                                                ------------------
(1) all costs of management, operation, maintenance, and repair of the Building,
(2) the cost of all insurance maintained by Landlord with respect to the Building and (3) the share allocable to the Building of dues and assessments payable under any reciprocal easement or common area maintenance agreements or declaration or by any owners' associations affecting the Building. Landlord shall credit against Taxes otherwise payable by Tenant during any tax fiscal year any tax increment reimbursements from the West End Community Improvement District received by Landlord for the same period from secured roll real property taxes attributable to the Building.

               (b) In the event the Building is not separately assessed for tax purposes, then the Property Taxes to be paid by Tenant shall be Tenant's percentage share of the product obtained by multiplying the total of the real property taxes and assessments levied against the tax parcel of which the Building is a part, less the credit for tax increment reimbursements described above, by a fraction, the numerator of which is the rentable area of the Building and the denominator of which is total rentable area of all improvements located within the tax parcel of which the Building is a part.

               (c) Tenant shall pay to Landlord each month at the same time and in the same manner as monthly Base Rent 1/12th of Landlord's estimate of Property Taxes and Operating Expenses for the then current calendar year. Within ninety (90) days after the close of each calendar year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of actual Property Taxes and Operating Expenses for such calendar year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund such excess to Tenant. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. The obligations of Landlord and Tenant under this subparagraph with respect to the reconciliation between estimated payments and actual Property Taxes and Operating Expenses for the last year of the term shall survive the termination of the Lease.

     5.   Other Taxes. Tenant shall pay or reimburse Landlord for any taxes
          -----------
upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the premises or leasehold improvements made in or to the premises at Tenant's expense; for any taxes, if any, measured by or reasonably attributable to Tenant Improvements paid for by Landlord or Tenant in excess of $30.00 per square foot; for any taxes, assessments, fees, or charges imposed by any public authority or private community maintenance association upon or by reason of the development, possession, use or occupancy of the premises or the parking facilities used by Tenant in connection with the premises; and for any gross receipts tax imposed with respect to the rental payable hereunder.

     6.   Use.
          ---

               (a) The premises shall be used and occupied by Tenant solely for the use set forth in the Basic Lease Information. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, and requirements in effect during the term regulating Tenant's activities or the use by Tenant of the premises. Tenant shall not use or permit the use of the premises in any manner that will tend to create waste or a nuisance, or which shall tend unreasonably to disturb other tenants of the Building or adjacent buildings, nor shall Tenant place or maintain any signs on or visible from the exterior of the premises without Landlord's written consent, or use any corridors, sidewalks, or other areas outside of the premises for storage or any purpose other than access to the premises. Except as provided in paragraph 6(b) below, Tenant shall not use, keep, or permit to be used or kept on the premises any foul or noxious gas or substance, nor shall Tenant do or permit to be done anything in and about the premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause a cancellation of any policy of insurance (including fire insurance) maintained by Landlord in connection with the premises or the Building or which would violate the terms of any covenants, conditions, or restrictions affecting the Building or the land on which it is located.

          (b) Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of hazardous, toxic, or radioactive materials (collectively, "Hazardous Materials"). As herein used, Hazardous Materials
                -------------------
shall include, but not be limited to, those materials identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, Division 4, Chapter 30, as amended from time to time, and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "chemicals known to cause cancer or reproductive toxicity," "radioactive materials," or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section 300(f) et seq., 42 U.S.C. 7401 et seq., California Health and Safety Code Section 25249.5 et seq., California Water Code Section 13000 et seq., California Health and Safety Code
Section 39000 et seq. and any other governmental statutes, ordinances, rules, regulations, and precautions adopted pursuant to the preceding laws or other similar laws, regulations and guidelines now or hereafter in effect. Tenant shall defend (with counsel approved by Landlord), indemnify and hold Landlord, its trustees, employees and agents, any entity having a security interest in the premises or the Building, and its and their employees and agents (collectively, "Indemnitees") harmless from and against, and reimburse the Indemnitees for, all
 -----------
liabilities, claims, costs, damages, and depreciation of property value, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary investigation, monitoring, repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, as well as penalties, fines and claims for contribution to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification set forth above. Tenant's obligations under this Paragraph 6 shall survive the expiration or termination of this Lease.

     7.   Utilities.
          ---------

               (a) Tenant shall pay for all water, sewer, gas, electricity, heat, cooling, energy, telephone, refuse collection, alarm monitoring services, and other utility-type services furnished to Tenant or the premises, together with all related installation or connection charges or deposits. Wherever it is practical to do so such services shall be separately metered or charged to Tenant by the provider thereof and paid for directly by Tenant. To the extent any of the foregoing services are provided by Landlord, Tenant shall reimburse Landlord for all actual out-of-pocket costs incurred by Landlord in connection with the provision of such services as billed by the provider thereof based on Landlord's reasonable estimate of the level of Tenant's use or consumption of such services. Landlord shall bill Tenant for such services as incurred and payment shall be made by Tenant within ten (10) days after submittal of Landlord's statement.

               (b) Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting therefrom, and there shall not be any rent abatement, by reason of any interruption or curtailment whatsoever in utility services which is due to fire, accident, strike, governmental authority, act of God or other causes beyond the reasonable control of Landlord or any temporary interruption in such service which is necessary to the making of alterations, repairs or improvements to the Buildings or any part of it.

     8.   Maintenance, Repairs and Alterations.
          -------------------------------------

               (a) Subject to the provisions of Paragraph 10 below, and except for damages caused by Tenant, its agents or invitees, Landlord shall keep in good condition and repair the foundations and exterior walls and roof of the Building and all common areas within the Building not leased to tenants. Tenant expressly waives the benefits of any statute which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the premises or the Building in good order, condition, and repair. Tenant has the right to seek other remedies at law against Landlord.

               (b) Tenant shall, at Tenant's expense, maintain the interior portion of the premises (including, but not limited to, all plumbing and electrical connections, outlets and lightbulbs) in good condition and repair. If Tenant fails to do so, Landlord may, but shall not be required to, enter the premises and put them in the same condition as upon the commencement of the Lease term, and Landlord's out-of-pocket costs thereof shall automatically become due and payable as additional rent. Tenant shall be responsible for the provision, at its own expense, of appropriate janitorial service for the premises. Tenant shall also cause to be maintained, at its expense and in good operating condition and repair, all heat, ventilating, and air conditioning equipment installed in the premises. Provided Tenant is in default beyond cure periods, if Landlord so elects, Tenant shall retain the services of Landlord or a maintenance company retained by it to perform maintenance of Tenant's heating, ventilating and air conditioning equipment and shall reimburse Landlord for the cost thereof upon demand. At the expiration of the term Tenant shall deliver up possession of the premises in good condition and repair, only ordinary wear and tear excepted.

               (c) Tenant shall not, without Landlord's prior consent, make any alterations, improvements, or additions in or about the premises. In requesting Landlord's consent, Tenant shall submit to Landlord complete drawings and specifications describing such work and the identity of the proposed contractor. As a condition to giving such consent, Landlord may, among other things, require that Tenant remove any such alterations, improvements or additions at the expiration of the term, and restore the premises to their prior condition. Before commencing any work relating to alterations, additions, or improvements affecting the premises, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof, and shall furnish such information as shall reasonably be requested by Landlord substantiating Tenant's ability to pay for such work. Landlord shall then have the right at any time and from time to time to post and maintain on the premises such notices as Landlord reasonably deems necessary to protect the premises and Landlord from mechanics' liens or any other liens. In any event, Tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the premises. Tenant shall not permit any mechanics' liens to be levied against the premises for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors in connection with work of any character performed or claimed to have been performed on the premises by or at the direction of Tenant. All alterations, improvements, or additions in or about the premises performed by or on behalf of Tenant shall be done in a first-class, workmanlike manner, shall not unreasonably lessen the value of the leasehold improvements in the premises, and shall be completed in compliance with all applicable laws, ordinances, regulations, and orders of any governmental authority having jurisdiction thereover, as well as the requirements of insurers of the premises and the Building. Upon Landlord's request, Tenant shall remove any contractor, subcontractor, or material supplier from the premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building or the Marina Village Project (the "Project"), or damage to the premises, Building or Project. Unless
              -------
Landlord requires their removal as set forth above, all alterations, improvements or additions which may be made on the premises shall become the property of Landlord and remain upon and be surrendered with the premises at the expiration of the term; provided, however, that Tenant's machinery, equipment and trade fixtures, other than any which may be affixed to the premises so that they cannot be removed without material damage to the premises, shall remain the property of Tenant and may be removed by Tenant provided further Tenant shall be responsible for repairing all damage to the premises caused by such removal.

     9.   Insurance and Indemnity.
          -----------------------

               (a) Tenant shall obtain and maintain during the term of this Lease comprehensive general liability insurance with combined single limit for personal injury and property damage in a form and with carriers acceptable to Landlord in an amount not less than $1,000,000, and employer's liability and workers' compensation insurance as required by law. Tenant's comprehensive general liability insurance policy shall be endorsed to provide that (i) it may not be cancelled or altered in such a manner as adversely to affect the coverage afforded thereby without thirty (30) days' prior written notice to Landlord, (ii) Landlord is named as additional insured,
(iii) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to subparagraph (b) below, and (iv) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the opinion of Landlord's insurance adviser, based on a substantial increase in recovered liability claims generally, the specified amounts of coverage are no longer adequate, such coverage shall be appropriately increased. Prior to the commencement of the term, Tenant shall deliver to Landlord a duplicate of such policy or a certificate thereof to Landlord for retention by it, with endorsements, and at least thirty (30) days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord a replacement or renewal binder, followed by duplicate policy or certificate within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policy or certificate as herein required, Landlord may, at its election, without notice to Tenant and without any obligation to do so, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord.

               (b) Landlord hereby waives all claims against Tenant, and Tenant's officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectible insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy, and Tenant waives all claims against Landlord including Landlord's officers, directors, partners, employees, agents, and representatives for loss or damage to the extent such loss or damage is insured against under any valid and collectible insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy.

               (c) As this Lease does not involve the public interest and insurance is available to Tenant which will protect it against such claims, damage, injury or death, Tenant hereby waives all claims against Landlord for damage to any property or injury to or death of any person in, upon or about the premises or the Building arising at any time and from any cause. Tenant shall hold Landlord harmless from and defend Landlord against all claims (except such as arise from the sole negligence or willful misconduct of Landlord, its agents, employees or contractors) (i) for damage to any property or injury to or death of any person arising from the use of the premises by Tenant, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents, or contractors in, upon or about those portions of the Building, other than the premises. The foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this Paragraph 9 shall survive the termination of this Lease with respect to any damage, injury, or death occurring prior to such termination.

     10.  Damage or Destruction.
          ---------------------

               (a) If during the term the premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant's use of the premises is materially interfered with, from a risk which is wholly covered by insurance, subject to the availability of insurance proceeds, Landlord shall proceed with reasonable diligence to repair the damage or destruction and this Lease shall not be terminated; provided, however, that if in the opinion of Landlord's architect the work of repair cannot be completed in one hundred and eighty (180) days Landlord may at its election terminate the Lease by notice given to Tenant.

               (b) If during the term the premises are totally or partially destroyed, or any other portion of the Building is damaged in such away that Tenant's use of the premises is materially interfered with, from a risk which is not wholly covered by insurance, Landlord may at its election by notice given to Tenant restore the premises or terminate this Lease.

               (c) In case of destruction or damage which materially interferes with Tenant's use of the premises, if this Lease is not terminated as above provided, rent shall be abated during the period required for the work of repair based upon the degree of interference with Tenant's use of the premises. Except for abatement of rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the premises or any work of repair undertaken as herein provided. Tenant expressly waives the provisions of Sections 1932 and 1933(4) of the California Civil Code.

     11.  Eminent Domain. If all or any part of the premises shall be taken as a
          --------------
result of the exercise of power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the premises by notice to the other within thirty (30) days after such date if the portion of the premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the premises for Tenant's purposes. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced on a square footage basis. Tenant has the right to seek a separate award.

     12.  Assignment and Subletting.
          -------------------------

               (a) Tenant shall not assign this Lease or any interest herein or sublet the premises or any part thereof without the prior consent of Landlord, which consent shall not be unreasonably withheld; Tenant shall not hypothecate this Lease or any interest herein or permit the use of the premises by any party other than Tenant without the prior consent of Landlord, which consent may be withheld by Landlord in its absolute discretion. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein.

               (b) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

                         (i)   if the proposed assignee or sublessee is a
governmental agency;

                         (ii)  if, in Landlord's reasonable judgment, the use of
the premises by the proposed assignee or sublessee would entail any alterations which would lessen the value of the leasehold improvements in the premises, or would require increased services by Landlord;

                         (iii) if, in Landlord's reasonable judgment, the
financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms;

                         (iv)  in the case of a subletting of less than the
entire premises, if the subletting would result in the division of the premises into more than two subparcels, would create a subparcel of a configuration that is not suitable for normal leasing purposes, or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the premises; or

                         (v)   if, at the time consent is requested or at any
time prior to the granting of consent, Tenant is in default under the Lease or would be in default under the Lease but for the pendency of any grace or cure period under Paragraph 13 below.

               (c) If at any time or from time to time during the term of this Lease Tenant desires to sublet all or any part of the premises, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the space so proposed to be sublet. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, either to sublet from Tenant such space at the rental and other terms set forth in Tenant's notice, or, if the proposed subletting is for the entire premises for a sublet term ending within the last year of the term of this Lease, to terminate this Lease. If Landlord does not exercise such option, Tenant shall be free to sublet such space to any third party on the same terms set forth in the notice given to Landlord, subject to obtaining Landlord's prior consent as herein above provided.

               (d)  As used in this Paragraph 12, the term, "assign" or
                                                             ------
"assignment" shall include, without limitation, any sale, transfer, or other
 ----------
disposition of all or any position of Tenant's estate under this Lease, whether voluntary or involuntary, and whether by operation of law or otherwise including, any of the following:

                         (i)   If Tenant is a corporation: (A) any dissolution,
merger, consolidation, or other reorganization of Tenant or (B) a sale of more than fifty percent (50%) of the value of the assets of Tenant or (C) if Tenant is a corporation with fewer than 500 shareholders, sale or other transfer of a controlling percentage of the capital stock of Tenant. The phrase "controlling percentage" means the ownership of, and
                             ----------------------
the right to vote, stocks possessing at least fifty percent (50%) of the total combined voting power of all classes of Tenant's stock issues, outstanding and permitted to vote for the election of directors;

                         (ii)  If Tenant is a trust the transfer of more than
fifty percent (50%) of the beneficial interest of Tenant, or the dissolution of the trust;

                         (iii) If Tenant is a partnership or joint venture, the
withdrawal, or the transfer of the interest of any general partner or joint venturer or the dissolution of the partnership or joint venture;

                         (iv)  If Tenant is composed of tenants-in-common, the
transfer of interest of any cotenants or the partition or dissolution of the cotenancy.

               (e) No sublessee (other than Landlord if it exercises its option pursuant to subparagraph (c) above) shall have a right further to sublet, and any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease.

               (f) In the case of an assignment, one half of all sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord. In the event such consideration is received by Tenant in installments, the portion of each installment to be paid to Landlord shall be determined by multiplying the installment by a fraction, the numerator of which is the total amount of the foregoing permitted deductions and the denominator of which is the total consideration receivable by Tenant as a result of such assignment.

               (g) In the case of a subletting, one half of all sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the premises, (ii) the cost of leasehold improvements made to the sublet portion of the premises at Tenant's cost, amortized over the term of this Lease except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and (iii) the cost of any real estate commissions incurred in connection with such subletting, amortized over the term of the sublease.

               (h) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the teems hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

               (i) In the event Tenant shall assign or sublet the premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith.

     13.  Default by Tenant.
          -----------------

               (a) The following events shall constitute events of default under this Lease:

                    (i) a default by Tenant in the payment of any rent or other sum payable hereunder for a period of three (3) days after the same is due;

                    (ii) a default by Tenant in the performance of any of the other terms, covenants, agreements, or conditions contained herein and, if the default is curable, the continuation of such default for a period of ten (10) days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of the nature to require more than ten (10) days to remedy, provided that if Tenant has defaulted in the performance of the same obligation one or more times in any twelve-month period and notice of such default has been given by Landlord in each instance, no cure period shall thereafter be applicable hereunder;

                    (iii) the bankruptcy or insolvency of Tenant, any transfer by Tenant in fraud of creditors, assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within sixty
(60) days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution;

                    (iv)  the abandonment of the premises; and

                    (v) a default by Tenant in the performance of any of the terms, covenants, agreements, or conditions contained in any other lease or agreement between Landlord and Tenant, including that certain Net Office-Tech Lease dated as of January 15, 1998 between Landlord and Tenant for premises located at 860 Atlantic Avenue, Alameda, California.

          (b) Upon the occurrence of any event of default by Tenant hereunder, Landlord may, at its option and without any further notice or demand. in addition to any other rights and remedies given hereunder or by law, do any of the following:

                    (i) Landlord shall have the right, so long as such default continues, to give notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

                    (ii) In the event of any such termination of this Lease, Landlord may then or at any time thereafter, reenter the premises and remove therefrom all persons and property and again repossess and enjoy the premises, without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination.

                    (iii) In the event of any such termination of this Lease, and in addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover in event of such termination shall include, without limitation, (i) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, (ii) all reasonable legal expenses and other related costs incurred by Landlord following Tenant's default, (iii) all costs incurred by Landlord in restoring the premises to good order and condition, or in remodeling, renovating or otherwise preparing the premises for reletting, and
(iv) all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the premises.

                    (iv) For the purpose of determining the unpaid rent in the event of a termination of this Lease, or the rent due hereunder in the event of a reletting of the premises, the monthly rent reserved in this Lease shall be deemed to be the sum of the rental due under Paragraph 3 above and the amounts last payable by Tenant pursuant to Paragraph 4 above.

                    (v) After terminating this Lease, Landlord may remove any and all personal property located in the premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant.

          (c) Even though Tenant has breached this Lease and abandoned the premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease, shall not constitute a termination of Tenant's right to possession.

          (d) The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise.

     14.  Default by Landlord. Landlord shall not be in default unless Landlord
          -------------------
fails to perform obligations required of Landlord hereunder within a reasonable time, but in no event later than thirty (30) days after notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

     15.  Security Deposit. On execution of this Lease Tenant shall deposit with
          ----------------
Landlord the sum specified in the Basic Lease Information (the "Deposit").  The
                                                                -------
Deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. If

Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Lease, Landlord may use, apply, or retain all or any portion of the Deposit for the payment of any rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, then within ten (10) days after demand therefor Tenant shall Deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the premises. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.

     16.  Estoppel Certificate.
          --------------------

               (a) Tenant shall at any time upon not more than ten (10) days' prior notice from Landlord execute, acknowledge and deliver to Landlord a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (ii) the date to which the rent, security deposit, and other sums payable hereunder have been paid, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed, and (iv) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building.

               (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant, (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.

               (c) If the Landlord desires to finance or refinance the Building, Tenant agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. All such financial statements shall be received by Landlord in confidence and shall be used for the purposes herein set forth.

     17.  Subordination. This Lease, at Landlord's option, shall subordinate to
          -------------
any ground lease, first mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any first mortgagee, trustee, or ground lessor shall elect to have this Lease prior to the lien of its first mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such first mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said first mortgage, deed of trust or ground lease or the date of recording thereof. If any first mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the first mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any first mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment.

     18.  Attorneys' Fees. If, as a result of any breach or default in the
          ---------------
performance of any of the provisions of this Lease, Landlord uses the services of any attorney in order to secure compliance with such provisions or recovered damages therefor, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord for any and all attorneys' fees and expenses in such amount as the court may adjudge reasonable, provided that if Tenant shall be the prevailing party in any legal action brought by Landlord against Tenant, Tenant will be entitled to recover any and all attorneys' fees and expenses in such amount as the court may adjudge reasonable.

     19.  Non-Discrimination. Tenant covenants for itself; its heirs, executors,
          ------------------
administrators, and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon it subject to the condition that there shall be no discrimination against or segregation of any person or group of persons, on account of race. color, creed. religion, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the premises herein leased nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, subtenants, or vendees in the premises.

     20.  Notices. All notices, consents, demands, and other communications from
          -------
one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to
Landlord: or, to Landlord at the address specified in the Basic Lease Information, or to such other place and with such other copies as Landlord may from time to time designate in a notice to Tenant.

     21.  General Provisions.
          -------------------

               (a) This Lease shall be governed by and construed in accordance with the laws of the state of California.

               (b) The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof

               (c) This Lease contains all agreements of the parties with respect to any matter mentioned herein and only may be modified in writing signed by the parties.

               (d) No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

               (e) If Tenant remains in possession of the premises or any part thereof after the expiration of the term with the consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of two times the last month's rental during the term, plus all other charges payable hereunder, and upon all of the terms hereof.

               (f) Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors, and assigns.

               (g) Landlord and Landlord's agents shall have the right to enter the premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, tenants, lenders and other interested parties, and making such alterations, repairs, improvements, or additions to the premises or to the Building as Landlord may deem necessary or desirable. Landlord may at any time during the last one hundred twenty (120) days of the term place on or about the premises any ordinary "For Lease" sign. Landlord's access shall be subject to Tenant's security procedures, except in emergencies.

               (h) Tenant shall not conduct any auction at the premises without Landlord's prior consent.

               (i) The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of Tenant's default shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

               (j) If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that he is duly, authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors and that this Lease is binding upon the corporation in accordance with its terms.

               (k)  The term "Landlord" as used herein means the then owner of
                              --------
the Building and in the event of a sale of the Building the selling owner shall be automatically relieved of all obligations of Landlord hereunder, except for acts or omissions of Landlord theretofore occurring.

               (l)  The term "day" as used herein means a calendar day.
                              ---

               (m) The obligations of Landlord under this Lease do not constitute personal obligations of the partners, directors, officers, shareholders, or trustees of Landlord, Tenant shall look solely to Landlord and its assets for the realization of any claims against Landlord and not to the assets of any of the partners of Landlord, and Tenant expressly waives any and all right to proceed against any of its partners or the officers, directors, trustees, shareholders, agents, or employees of any of such partners, except to the extent of their interest in Landlord.

               (n) On request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of payment of Tenant's business personal property taxes pertaining to the premises and deliver copies of such business personal property tax bills to Landlord.

     22.  Exhibits. The exhibits and addendum, if any, specified in the Basic
          --------
Lease Information are attached to this Lease and by this reference made a part hereof.

     IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below.


TENANT:                         LANDLORD:

XENOGEN CORPORATION,            ALAMEDA REAL ESTATE INVESTMENTS,
a California corporation        a California limited partnership

                                By:  Vintage Alameda Investments, LP
By: /s/ Pamela Reilly Contag         a California limited partnership
   -------------------------         operating general partner
Name:   Pamela Reilly Contag
     -----------------------         By:  Vintage Properties-Alameda Commercial,
Title:  CEO and President                 a California corporation,
      ----------------------              managing general partner


By:                                       By: /s/ Joseph R. Seiger
   -------------------------                 ---------------------------------
Name:                                     Name:   Joseph R. Seiger
     -----------------------                   -------------------------------
Title:                                    Title:  President
      ----------------------                    ------------------------------

Date of Execution                         Date of Execution
by Tenant:________________                by Landlord:________________________

                                   EXHIBIT B
                                   ---------

                                 MARINA VILLAGE

                      INITIAL IMPROVEMENT OF THE PREMISES.

     1. If, within sixty (60) days following the commencement of the term, Tenant discovers that any portion of the plumbing, heating, ventilating and air-conditioning system serving the premises which plumbing and other systems are necessary for the occupancy of the premises for normal office (as opposed to fume hoods, animal storage, manufacturing or other special purposes) are not in good working order and condition, it may so notify Landlord and Landlord shall thereafter promptly cause such plumbing and other systems to be placed in good operating condition and repair.

     2.   (a)  Landlord shall reimburse Tenant for up to $106,485 (the "TI
                                                                        --
Allowance") for its out-of-pocket costs incurred in replacing existing carpeting
---------
in the premises, painting the interior of the premises and for making other alterations and improvements within the premises (the "Tenant Improvements");
                                                       -------------------
provided, however, that no portion of the TI Allowance will be funded by Landlord with respect to the portion of the premises that is Suite 103 prior to September 15, 2000 and only if the Deposit has been timely increased by Tenant in accordance with requirements of Paragraph 15 of the Lease. No portion of the TI Allowance may be applied to pay for the costs of millwork or cabinetry which may be removed by Tenant at the end of the term, furniture or trade equipment or trade fixtures. All alterations and improvements within the Premises shall be subject to the requirements of Paragraph 8(c) of the Lease. Landlord shall also reimburse Tenant, and not as part of the TI Allowance for costs incurred by Tenant in connection with the Tenant Improvements to remove Hazardous Materials from the premises existing as of the commencement of the term.

          (b) Landlord shall reimburse Tenant for its out-of-pocket costs incurred in connection with Tenant Improvements within thirty (30) days of Tenant's request provided that at the time of such payment:

               (i) Tenant has delivered to Landlord copies of building permits issued in connection with the Tenant Improvements indicating final inspection has been approved;

               (ii) Tenant has delivered to Landlord unconditional waivers and releases of lien from all parties have established a right to lien, or evidence that all applicable limitation periods for the filing of mechanics liens have expired without any such liens having been filed;

               (iii) Tenant is not then in default under the Lease; and

               (iv) Tenant delivering copies of invoices and other evidence, reasonably acceptable to Landlord of costs incurred by Tenant.

                                  ADDENDUM TO
                                 MARINA VILLAGE
                            NET OFFICE - TECH LEASE

     THIS ADDENDUM TO MARINA VILLAGE NET OFFICE - TECH LEASE ("Addendum") shall
                                                               --------
constitute part of that certain Marina Village Net Office - Tech Lease dated as of June 6, 2000 ("Lease") by and between ALAMEDA REAL ESTATE INVESTMENTS, a
                  -----
California limited partnership ("Landlord") and XENOGEN CORPORATION, a
                                 --------
California corporation ("Tenant"), for Premises identified as 2061 Challenger
                         ------
Drive, Suites 100, 101 and 103, Alameda, California, and the terms hereof shall for all purposes be considered part of the Lease and supersede any provisions of the Lease to the contrary.

     1.   Amendment of Paragraph 1:  Premises.  The following language is hereby
          -------------------------
added at the end of Paragraph 1 of the Lease:

               "During the term, Tenant shall have the right to use, on a non-exclusive basis and at no additional charge, automobile parking at the rate of a minimum of 3.4 spaces per 1,000 square feet of net rentable area of the premises. In addition, Tenant may install, at Tenant's expense, exterior signage identifying Tenant on the Building in compliance with the Marina Village signage program. Tenant acknowledges that two of the suites constituting the Premises are expected to be delivered to Tenant on the following dates: Suite 100 (approximately 13, 088 rsf) on November 1, 2000; and Suite 101 (approximately 5,329 rsf) on February 28, 2001. The foregoing expected delivery dates correspond with the termination dates of the leases with the current occupants within such suites. Landlord shall use commercially reasonable efforts to deliver such suites on such dates, but Tenant acknowledges that such delivery dates are subject to the vacation of the premises by the existing tenants. Tenant acknowledges and agrees that the actual delivery dates and availability of each suite for occupancy hereunder by Tenant may be delayed or accelerated based on factors beyond Landlord's control. In the event of a delay in delivery, rent for such suite shall abate until delivery shall have occurred. In the event that any part of the Premises has not been delivered to Tenant on or before July 1, 2001 for any reason whatsoever, then Tenant, by notice to Landlord prior to full delivery of the Premises, may terminate this Lease as to such part of the Premises not so delivered. Tenant agrees to accept delivery of each of the foregoing suites upon thirty (30) days' notice from Landlord.

     2.   Amendment of Paragraph 2: Term.
          ------------------------------

               (a) The first sentence of Paragraph 2(a) is hereby deleted and the following language is substituted in its place:

               "(a) The term of this Lease shall commence and, unless sooner terminated as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information, subject to Tenant's right to elect to have the term commence prior to June 15, 2000."

               (b) Paragraph 2(b) is hereby deleted and the following language is substituted in its place:

               "(b) Tenant shall complete any Tenant Improvements to be constructed or installed in the Premises pursuant to Exhibit B
                                                                    ---------
               attached hereto. Tenant acknowledges and agrees that Landlord has no obligation to make any alterations or improvements to the Premises hereunder."

     3.   Amendment of Paragraph 3:  Rent.
          --------------------------------

               (a) The third sentence of Paragraph 3(c) of the Lease is hereby deleted and the following language is substituted in its place:

               "Accordingly, if any installments of rent or any other sums due from Tenant shall not be received by Landlord within three (3) days following the date due, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount."

               (b) The first sentence of Paragraph 3(d) of Lease is hereby deleted and the following language is substituted in its place:

               "Any amount due to Landlord, if not paid when due, shall bear interest from the date due until the date paid at the rate of ten percent (10%) per annum."

     4.   Amendment of Paragraph 4:  Taxes and Operating Expenses.
          -------------------------------------------------------

               (a) The following language is hereby added to the end of Paragraph 4(a) of the Lease:

               "Notwithstanding the foregoing, "Property Taxes" shall not
                                                --------------
               include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein: (i) in excess of any installment of an assessment which otherwise would be required to be paid at such time; (ii) attributable to Landlord's net income, inheritance, gift, transfer, estate or estate income taxes; or (iii) the improvement of any portion of the Building for the sole use of other occupants not claiming under Tenant. "Operating Expenses" shall not include and Tenant
                              ------------------
               shall not have any obligation to perform or to pay for any of the following: (A) costs to operate, maintain or repair occasioned by the willful misconduct, gross negligence or action in violation of law by Landlord, its agents, employees or contractors; (B) costs of repair or replacement occasioned by casualty, other than deductibles for insured casualties other than earthquakes, or by the exercise of the power of eminent domain; (C) costs to correct any construction defect in the Building or law applicable to the Building as of the commencement of the term other than as occasioned by alterations or improvements made by or for Tenant;
               (D) costs incurred in connection with the presence of any Hazardous Materials as of the commencement of the term; (E) interest, charges and fees incurred on debts, other than assessments, or debt incurred in connection with the financing of Items which are permitted to be charged as Operating Expenses; or

               (F) costs which could properly be capitalized under generally-accepted accounting principles, except to the extent amortized over the useful life of the Item in question. Operating Costs shall only include the deductible amount for the repair or reconstruction of casualties covered by earthquake insurance in an amount not to exceed $50,000 (the "Earthquake Limit"), if the
                                                     ----------------
               casualty occurs during the first twelve (12) months of the term or during the first twelve (12) months of an Option Period (as defined in Paragraph 17 of the Addendum to this Lease), with the Earthquake Limit being reduced by $5,000 during each 12-month period thereafter. In addition, Operating Costs shall only include premiums for earthquake insurance in an amount not in excess of four (4) times the then-market rate premium for standard all-risk casualty insurance on the same property. In addition, Property Taxes and Operating Expenses shall be pro rated for any partial year in which the term shall commence or end. Any annual increase in property management fees which are included as Operating Expenses shall be limited to three percent (3%) of the amount incurred in the prior year."

               (b) The third sentence of Paragraph 4(c). of the Lease is hereby deleted and the following language is substituted in its place:

               "If on the basis of such statement, Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund such excess to Tenant within thirty (30) days following delivery of such statement to Tenant."

     5.   Amendment of Paragraph 5.  The following language is  hereby added to
          ------------------------
paragraph 5 of the Lease, to read as follows:

               "At Tenant's request, and at no out of pocket cost to Landlord, Landlord shall cooperate with Tenant in any protest by Tenant of the assessment of property owned by, or improvements to the premises made by, Tenant."

     6.   Amendment of Paragraph 6:  Use.
          ------------------------------

               (a) The third and fourth sentences of Paragraph 6(b) of the Lease are hereby deleted and the following language is substituted in its place:

               "Tenant shall not cause, or allow anyone else to cause, any Hazardous Materials to be used, generated, stored or disposed of on or about the Premises or the Building in violation of any laws or regulations related to Hazardous Materials. Tenant shall defend (with counsel approved by Landlord) indemnify and hold Landlord, its and their partners, employees and agents and any entity having a security interest in the premises or the Building and its and their employees and agents (collectively, "Indemnitees") harmless from and against, and reimburse the
                -----------
               Indemnitees for, all liabilities, claims, costs, damages, and depreciation of property value, including foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials by Tenant or any person employed by or under the control of

               Tenant, including without limitation, the cost of any required or necessary investigation, monitoring, repair, clean-up or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following termination or expiration of this Lease, as well as penalties, fines and claims for contribution to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage or disposal of Hazardous Materials by Tenant or any person employed by or under the control of Tenant. In no event shall Tenant be liable to any of the Indemnities for the use, generation, storage or disposal of Hazardous Materials not caused by or resulting from Tenant or any person employed by or under the control of Tenant."

               (b) The following language is hereby added as Paragraph 6(d) of the Lease:

               "(d) Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to comply with or cause the premises to comply with any laws, rules or regulations regarding alterations or improvements unless compliance with any of the foregoing is necessitated solely due to the particular nature of Tenant's occupancy or Tenant's particular use of the Premises or in connection with any improvements or alterations to the Premises made by or for Tenant or those under its control."

     7.   Amendment of Paragraph 8:  Maintenance, Repairs and Alterations.  The
          ---------------------------------------------------------------
following language is hereby added at the end of Paragraph 8(b) of the Lease:

               "Tenant's obligations with respect to the maintenance of all heat, ventilating and air conditioning equipment installed in the premises shall extend to all trade fixtures and equipment which exist in the premises as of the commencement of the term. Tenant shall only pay for the costs of replacement of all or portions of the heating, ventilating and air conditioning system serving the premises or capital expenditures which are otherwise properly included as Operating Expenses and are amortized over the useful life of the item in question, together with interest at the prime or reference rate announced from time-to-time in the Wall Street Journal for short-term commercial loans, plus two percent (2%) per annum. Tenant's obligation to maintain trade fixtures and equipment in the premises as of the commencement of the term shall be limited to maintaining such trade fixtures and equipment in their condition and repair as of the commencement of the term. Further, Tenant's obligations with respect to the surrender of the premises shall be fulfilled if Tenant surrenders possession of the premises in the condition existing as of the commencement of the term, acts of God, casualties, condemnation, Hazardous Materials (other than those released, stored, emitted by Tenant), and alterations or other interior improvements which may be surrendered as of the end of the Lease, excepted."

     8.   Amendment of Paragraph 9:  Insurance and Indemnity.
          --------------------------------------------------

               (a) The following language is hereby added at the end of Paragraph 9(a) of the Lease:

               "Landlord shall maintain "all risk" property insurance insuring against risk of loss or damage to the Building for the full replacement cost thereof."

               (b) The first clause of the first sentence of Paragraph 9(b) of the Lease is hereby deleted and the following language is substituted in its place:

               "(b) Notwithstanding anything in the Lease and without regard to the negligence or misconduct of the party to be released, Landlord hereby waives all claims against Tenant and Tenant's officers, directors, partners, employees, agents and representatives, for loss or damage to the extent that such loss or damage is insured against under any valid and collectible insurance policy insuring Landlord or required to be maintained by Landlord under this Lease, or would have been insured against but for any deductible amount under any such policy,"

               (c) The first phrase of the second sentence of Paragraph 9(c) of the Lease is hereby deleted and the following language is substituted in its place:

               "Tenant shall hold Landlord harmless from and defend Landlord against all claims (except such as arise from the gross negligence or willful misconduct of Landlord, its agents, employees or contractors)"

     9.   Amendment of Paragraph 10:  Damage or Destruction.
          -------------------------------------------------

               (a) The final clause of Paragraph 10(a) of the Lease is hereby deleted and the following language is substituted in its place:

               "provided, however, that if in the opinion of Landlord's architect the work of repair cannot be completed within one hundred and eighty (180) days, Landlord may at its election, terminate the Lease by notice given to Tenant."

          (b) The following language is hereby added at the end of Paragraph 10(b) of the Lease:

               "If the premises are totally or partially destroyed and Landlord does not elect to terminate the Lease or is not entitled to terminate the Lease pursuant to its terms, then Tenant shall have the option to terminate the Lease if the premises cannot be restored within three hundred and sixty (360) days after the damage, by notice to Landlord given within fifteen (15) days following Landlord's notice to Tenant regarding the estimated time of repair. In addition, Tenant may terminate the Lease if such restoration or repair is not, in fact, substantially completed within three hundred and sixty (360) days following the event, by notice given to Landlord within fifteen (15) days after the end of such 360-day period but prior to such substantial completion. Notwithstanding anything in this Paragraph 10 to the contrary, Landlord shall not have the right to terminate the Lease if the total cost of repair or restoration is estimated to cost less than five percent (5%) of the replacement cost of the Building, excluding trade fixtures installed by Tenant."

     10.  Amendment of Paragraph 11:  Eminent Domain.  The following language is
          ------------------------------------------
hereby added at the end of Paragraph 11 of the Lease:

               "Notwithstanding the foregoing, Tenant shall be entitled to separately claim and prove, but not at the expense of the award otherwise payable to Landlord: (a) the unamortized value, allocable to the remainder of the term, of any improvements installed at Tenant's expense which are not removable; (b) Tenant's moving costs; (c) loss to Tenant's goodwill as a consequence of the condemnation; and (d) Tenant's trade fixtures."

     11.  Amendment of Paragraph 12:  Assignment and Subletting.
          -----------------------------------------------------

               (a) The second clause of the first sentence of Paragraph 12(a) of the Lease is hereby deleted and the following language is substituted in its place:

               "Tenant shall not hypothecate this Lease or any interest herein or permit the use of the Premises by any party other than Tenant without the prior consent of Landlord, which consent may be withheld by Landlord in its reasonable discretion."

               (b) The following language is hereby added at the end of Paragraph 12(a) of the Lease:

               "Notwithstanding the foregoing, Tenant may, upon prior notice to Landlord accompanied by an explicit assumption of the Tenant's obligations under this Lease for the benefit of Landlord, but without Landlord's prior consent, sublet the premises or assign its interest in this Lease to (i) a subsidiary affiliate, division, or corporation controlling, controlled by or under common control with Tenant, (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action, or (iii) a purchaser of substantially all of Tenant's assets as a going concern. A sale or transfer of Tenant's capital stock shall not be deemed an assignment, subletting or any other transfer of its interest in the Lease or in the premises; provided, however, that in the case of such purchase of Tenant's assets, the assignee has a tangible net worth at least equal to that of Tenant as of the commencement of the term."

               (c) Paragraph 12(b)(4) of the Lease is hereby deleted in its entirety.

               (d) Paragraph 12(d)(1) of the Lease is hereby deleted in its entirety.

               (e) The first sentence of Paragraph 12(f) of the Lease is hereby deleted and the following language is substituted in its place:

               "In the case of an assignment, one-half (1/2) of all sums or other economic consideration received by Tenant for its leasehold interest in the premises as a result of such assignment shall be paid to Landlord."

               (f) Paragraph 12(g) of the Lease is hereby deleted and the following language is substituted in its place:

               "(g) In the case of a subletting, one-half (1/2) of all sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the cost of leasehold improvements made to the sublet portion of the premises at Tenant's expense, amortized over the term of this Lease except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and (ii) the cost of any real estate commissions and other reasonable costs (including attorneys' fees) incurred in connection with such subletting, amortized over the term of the sublease."

     12.  Amendment of Paragraph 13: Default by Tenant. Paragraph 13(a)(2) of
          ---------------------------------------------
the Lease is hereby deleted and the following language is substituted in its place:

               "default by Tenant in the performance of any of the other terms, covenants, agreements or conditions contained herein and, if the default is curable, the continuation of such default for a period of ten (10) days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of the nature to require more than ten (10) days to remedy;

     13.  Amendment of Paragraph 14: Default by Landlord. The following language
          ----------------------------------------------
is hereby added at the end of Paragraph 14 of the Lease:

               "Following any such default by Landlord in its obligations to maintain the Building or the premises under this Lease, upon prior notice to Landlord, Tenant may perform such obligations and Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket costs incurred in connection with such performance."

     14.  Amendment of Paragraph 15:  Security Deposit.
          --------------------------------------------

               (a) The sixth sentence of Paragraph 15 of the Lease is hereby deleted and the following language is substituted in its place:

               "The Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the premises."

               (b) The following language is hereby added at the end of Paragraph 15 of the Lease

               "The Deposit shall be increased on September 15, 2000 by way of Tenant's delivery to Landlord, as security for the faithful performance of all of Tenant's obligations under this Lease, of an irrevocable stand-by letter of credit (the "Letter of Credit")
                                                              ----------------
               for the account of Tenant and for the benefit of Landlord and any successor in interest to Landlord, issued by a National Banking Association member satisfactory to Landlord, and in such form as shall be acceptable to Landlord. The amount of the Letter of Credit shall be as follows:

                    (a) If Tenant's free cash reserves, as reasonably determined by Landlord, as of September 1, 2000 are less than $25,000,000, the Letter of Credit shall be in an amount equal to Seven Hundred Seventy-five Thousand Dollars ($775,000).

                    (b) If Tenant's free cash reserves, as reasonably determined by Landlord, as of September 1, 2000 are equal to or greater than $25,000,000 but less than $75,000,000, the Letter of Credit shall be in an amount equal to Five Hundred Eighty-one Thousand Two Hundred Fifty Dollars ($581,250).

                    (c) If Tenant's free cash reserves, as reasonably determined by Landlord, are greater than $75,000,000, the Letter of Credit shall be in an amount equal to One Hundred Ninety-three Thousand Seven Hundred Fifty Dollars ($191,750).

                    (d) If during the term of the Lease Xenogen completes four consecutive quarterly periods with positive cash flows, the Deposit will be reduced to $46,001 (one month rent @$2.16/sf) subject to any other special security deposit requirements related to Xenogen's specialized tenant improvements.

               Landlord shall have the right to terminate this Lease on thirty
               (30) days' notice to Tenant if Tenant shall fail to deliver the Letter of Credit to Landlord in accordance with this Paragraph 15 on or before September 15, 2000. Landlord shall be entitled to draw upon the Letter of Credit from time to time for any of the following reasons: (i) upon or following the occurrence of any event of default under this Lease (A) to pay any amounts payable by Tenant to Landlord hereunder, and (B) to compensate Landlord for any expense, loss or damage incurred or suffered by Landlord in connection with the event of default; or (ii) if Tenant fails to give Landlord evidence of renewal of the Letter of Credit then in effect as provided below; or (iii) upon the expiration or earlier termination of the Lease, to pay any amount then due and payable by Tenant to Landlord. Landlord shall not draw upon the Letter of Credit in an amount in excess of the amount required to pay amounts or charges then due and payable by Tenant hereunder, or to compensate Landlord for any loss or damage which Landlord may suffer as a result of Tenant's default hereunder; provided, however, if the amount of any draw made in good faith by Landlord on the Letter of Credit exceeds such amounts, the making of such excess draw shall not constitute a breach of this Lease or of the terms of the Letter of Credit, and the balance of the cash proceeds drawn under the Letter of Credit, if any, shall be held by Landlord as additional security for the faithful performance of all of tenant's obligations under this Lease in accordance with this Paragraph 15. Tenant shall maintain the Letter of Credit until thirty (30) days after the later of (1) the Lease expiration date or (2) vacation of the Premises by Tenant and all parties claiming through Tenant. Tenant shall renew the Letter of Credit prior to its expiration or arrange for issuance of a new Letter of Credit in accordance with the terms hereof. If Tenant fails to give Landlord evidence of renewal of the Letter of Credit or issuance of anew Letter of Credit at least thirty (30) days prior to expiration of the Letter of Credit then in effect, Landlord shall be entitled to draw down the full amount of the Letter of Credit and the amount so drawn shall be treated as a Deposit hereunder. Landlord (and any subsequent transferee) may transfer the Letter of Credit to the purchaser of Landlord's interest in the Premises and, upon such transfer and the assumption by such transferee in writing or otherwise by operation of law of Landlord's obligations with respect thereto, Landlord shall be discharged from any further liability with respect to the Letter of Credit. If the Letter of Credit cannot be transferred, Landlord shall notify Tenant, and Tenant shall deliver a new Letter of Credit to the purchaser of Landlord's interest in the Premises and, if Tenant does not provide such new Letter of Credit within thirty (30) days after request from Landlord, Landlord may draw upon the full amount of the Letter of Credit."

     15.  Amendment of Paragraph 16:  Estoppel Certificate.  The first clause of
          ------------------------------------------------
the first sentence of Paragraph 16(a) of the Lease is hereby deleted and the following language is substituted in its place:

               "Tenant shall, at any time within twenty (20) days after receiving notice from Landlord, execute, acknowledge and deliver to Landlord a statement certifying"

     16.  Amendment of Paragraph 17:  Subordination.  The following language is
          -----------------------------------------
hereby added at the end of Paragraph 17 of the Lease:

               "Notwithstanding the foregoing, within ninety (90) days following the date of this Lease, Landlord shall cause Teachers Insurance and Annuity Association, or its successor, as beneficiary of the deed of trust presently encumbering the Building, to execute and deliver a counterpart of a Recognition, Non-disturbance and Attornment Agreement in the form attached to the Addendum to this Lease, with such revisions as Tenant reasonably may request, which Agreement shall promptly be executed and delivered by Tenant. Tenant shall reimburse Landlord within thirty (30) days following Landlord's request for any out-of-pocket costs incurred by Landlord in connection with Tenant's negotiation of the form of such Recognition, Non-disturbance and Attornment Agreement."

     17.  Amendment of Paragraph 20: Notices. The first clause of Paragraph 20
          ----------------------------------
of the Lease is hereby deleted and the following language is substituted in its place:

               "All notices, consents, demands and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given two (2) business days following deposit in the United States mail, certified or registered, postage prepaid and addressed as follows:"

     18.  Amendment of Paragraph 21:  General Provisions.
          ----------------------------------------------

               (a) Paragraph 21(e) of the Lease is hereby deleted and the following language is substituted in its place:

               "If Tenant remains in possession of the premises or any part thereof after the expiration of the term with the consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of one hundred fifty percent (150%) of the last month's rental during the term, plus all other charges payable hereunder and upon all of the terms of the Lease."

               (b) The first sentence of Paragraph 21(g) of the Lease is hereby deleted and the following language is substituted in its place:

               "Landlord and Landlord's agents shall have the right to enter the premises at reasonable times upon at least twenty-four (24) hours' prior notice, except in emergencies, for the purpose of inspecting the same, showing the same to prospective purchasers, tenants, lenders and other interested parties, and making such alterations, repairs, improvements or additions to the premises or to the Building as Landlord may deem necessary or desirable."

               (c) The following language is hereby added at the end of Paragraph 21(k) of the Lease:

               "and liabilities accruing prior to such sale."

               (d) The following language is hereby added as Paragraph 21(o) of the Lease:

               "(o) Except as otherwise set forth, whenever this Lease requires an approval, consent, designation, determination, selection or judgment by either Landlord or Tenant, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith."

     19.  Option to Extend Term:
          ---------------------

               (a) Tenant shall have one (1) option to extend the term of the Lease for a five (5) year period (the "Option Period") with the Option Period
                                       -------------
commencing upon the expiration of the initial term of the Lease; provided, however, such option shall be subject to the following conditions:

                         (i)  At the time the option is exercised, this Lease
shall be in full force and effect and Tenant shall not be in default hereunder, and

                         (ii) The option must be exercised by notice given to
Landlord not earlier than twelve (12) months and not later than nine (9) months prior to the then-scheduled expiration of the term of this Lease.

               (b) In the event the option is timely and effectively exercised, the term shall be extended for five (5) additional years, upon all of the terms and conditions of the Lease; provided, however, that the Base Rent shall be the then fair market rental value of the Premises, but in no event less than the monthly rent for February, 2006.

                         (i)  For the purposes hereof, the fair market rental
value of the Premises shall be the monthly rental rate per square foot of rentable area then prevailing for comparable improved space (without taking into account the value of improvements made by Tenant at its cost) in the Project, multiplied by the rentable area of the Premises. If Tenant in good faith disputes Landlord's determination of fair market rental value, Tenant shall so notify Landlord and the parties shall negotiate in good faith to resolve the dispute. If such dispute is not resolved by negotiation between the parties within thirty (30) days, then fair market rental value shall be determined by appraisal. Tenant shall pay Base Rent when due based upon Landlord's determination of fair market rental value, subject to retroactive adjustment between the parties if the determination by appraisal is different from Landlord's determination.

                         (ii) When fair market rental value is to be determined
by appraisal, within ten (10) days after the expiration of the 30-day negotiation period, Landlord and Tenant shall each appoint as an appraiser, a real estate appraiser with at least ten (10) years of experience in appraising commercial real property in Alameda County, and give notice of such appointment to the other. If either Landlord or Tenant shall fail to appoint an appraiser within ten (10) days after receiving notice of the identity of the other party's appointed appraiser, then the single appraiser appointed shall be the sole appraiser and determine the fair market rental value of the Premises. In the event each party appoints an appraiser, such appraisers shall, within thirty
(30) days after the appointment of the last of them to be appointed, complete their determinations of fair market rental value and furnish the same to Landlord and Tenant. If the low appraisal varies from the higher appraisal by five percent (5%) or less, the fair market rental value shall be the average of the two valuations. If the low appraisal varies from the high appraisal by more than five percent (5%), the two appraisers shall, within ten (10) days after submission of the last appraisal report, appoint a third appraiser who shall meet the qualifications set forth in this paragraph. If the two appraisers shall be unable to agree on the selection of a third appraiser in a timely manner then either Landlord or Tenant may request such appointment by the presiding judge of the Superior Court of Alameda County. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for or against either party. Such third appraiser shall, within thirty (30) days after appointment, make a determination of fair market rental value and submit an appraisal report to Landlord and Tenant. The fair market rental value of the Premises shall be as determined by the third appraiser, unless it is less than the valuation set forth in the lower appraisal previously obtained, in which case the valuation set forth in the lower prior appraisal shall be controlling, or unless it is greater than the valuation set forth in the higher appraisal previously obtained, in which case the valuation set forth in the higher prior appraisal shall be controlling. All fees and costs incurred in connection with the determination of fair market rental value by appraisal shall be paid one-half by Landlord and one-half by Tenant. Prior to the commencement of the option period, Tenant and Landlord shall execute an amendment to this Lease setting forth the option period and revised Base Rent.

     20.  Right of First Offer. Tenant shall have a right of first offer to
          --------------------
lease Suite 102 (the "Offer Space") if it becomes available in the building
                      -----------
commonly identified as 2061 Challenger Drive if and when such space becomes available. Tenant acknowledges and agrees that the Offer Space is currently leased to Cell Genesys through April, 2007. Tenant's rights under this paragraph shall be conditioned upon: (a) 2061 Challenger Drive continuing to be owned by the same entity which is the Landlord under this Lease: (b) the absence of any prior rights in favor of the present and any future tenants in 2061 Challenger Drive, as such rights may exist or be granted in the future; and (c) Tenant not being in default under this Lease. Subject to the foregoing, if and when the Offer Space does become available, Landlord shall give notice to Tenant of the availability of the Offer Space and the terms on which Landlord would be willing to enter into a lease for such space with Tenant. In no event shall the Base Rent per square foot payable with respect to the Offer Space be less than the Base Rent per square foot payable with respect to the Premises at the time the Offer Space becomes available. If Tenant, by notice to Landlord given within five (5) business days following the giving of Landlord's notice, so elects, the parties shall thereafter negotiate in good faith for ten (10) business days with respect to the potential of leasing the Offer Space to Tenant. If by the end of such 10-day period, Landlord and Tenant have not entered into a binding agreement with respect to the lease of the Offer Space to Tenant, or if Tenant initially does not give Landlord notice of its desire to enter into such negotiations within the five-day business period set forth above, Landlord shall thereafter be free to deal with the Offer Space without further reference to Tenant, unless and until one (1) year or more thereafter the Offer Space again becomes available.

     21.  Specialized Improvements.  Subject to the provisions of Paragraph 8(c)
          ------------------------
of the Lease and Landlord's election to require a separate, additional security deposit hereunder, Tenant may install improvements in the Premises that relate to its permitted uses hereunder, such as lab facilities, that are not ordinary office use improvements (collectively, "Specialized Improvements"). Tenant
                                        ------------------------
shall have the right to remove the Specialized Improvements, at Tenant's sole expense, at the expiration or termination of the Lease provided that Tenant fully restores the Premises to their building standard, open configuration condition, as existed prior to the installation of such Specialized Improvements, including, without limitation, removing or capping utility supply lines and waste return lines as directed by Landlord. Landlord shall have the option to require that Tenant deposit a separate, additional security deposit in connection with the installation of any Specialized Improvements. In determining whether to exercise such option, Landlord shall consider the nature of the Specialized Improvements, the amount of the Deposit then held pursuant to Paragraph 15, and Tenant's financial condition at the time of Tenant's request to install Specialized Improvements. Any separate, additional security deposit required by Landlord with respect to the Specialized Improvements shall be held by Landlord as security for the performance of Tenant's obligations hereunder with respect to removal of the Specialized Improvements and restoration of the Premises, but shall otherwise be subject to the terms of Paragraph 15 of the Lease.

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

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum as of the date of the Lease.

TENANT:                         LANDLORD:

XENOGEN CORPORATION,            ALAMEDA REAL ESTATE INVESTMENTS,
a California corporation        a California limited partnership

                                By:  Vintage Alameda Investments, LP
By: /s/ Pamela Reilly Contag         a California limited partnership
   --------------------------        operating general partner
Name:   Pamela Reilly Contag
     ------------------------        By:  Vintage Properties-Alameda Commercial,
Title:  CEO and President                 a California corporation,
      -----------------------             managing general partner

By:
   --------------------------             By: /s/ Joseph R. Seiger
Name:                                        --------------------------------
     ------------------------             Name:   Joseph R. Seiger
Title:
      -----------------------             Title: President



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